Exhibit 99.1

Schnitzer Reports Third Quarter 2020 Financial Results

Positive Segment Operating Performance and Cash Flow Demonstrate Resilience

PORTLAND, Ore.--(BUSINESS WIRE)--July 1, 2020--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today reported results for its fiscal third quarter ended May 31, 2020. Reflecting the impact of the COVID-19 pandemic, the Company reported a loss per share from continuing operations for the quarter of $(0.18) and adjusted earnings per share of $0.05, compared to second quarter reported and adjusted earnings per share of $0.14 and $0.31, respectively. Comparatively, prior year third quarter reported and adjusted earnings per share from continuing operations were $0.56 and $0.65, respectively.

Auto and Metals Recycling (AMR) achieved operating income in the third quarter of $3 million or $3 per ferrous ton and adjusted operating income of $5 million or $6 per ferrous ton, both of which include an adverse impact from average inventory accounting of approximately $3 per ferrous ton. The COVID-19 pandemic and subsequent measures introduced by local and national governments resulted in an economic slowdown which reduced supply flows and caused a sharp decline in scrap prices before prices partially recovered later in the quarter. Reflecting the success of AMR’s global sales diversification strategy, AMR’s ferrous and nonferrous sales were shipped to 21 countries despite the weaker global markets.

Cascade Steel and Scrap (CSS) achieved operating income in the third quarter of $7 million, almost double the operating income achieved in the second quarter. The improved CSS operating performance was primarily driven by margin expansion due to the lower cost of raw materials, higher utilization and the benefits of productivity initiatives. Construction demand in the West Coast markets continued to show strength during the quarter despite the negative impact of COVID-19 on general economic activity.

“Our team has worked tirelessly through this pandemic, serving our customers and communities, and supporting our suppliers, demonstrating the critical and essential role of our business. Early on, we deployed health, safety, and wellness protocols in all our facilities in order to protect the health of our employees and all who visit our sites. I am very proud of how our employees have responded to the COVID-19 crisis, and our results can be attributed to their swift actions and agility,” said Tamara L. Lundgren, Chairman and Chief Executive Officer.

“During one of the most challenging quarters in recent times, we kept our focus on optimizing our sales, both wholesale and retail, aligning our operating costs with supply and production volumes, and moving ahead with our strategic investments. As a result, CSS almost doubled its operating income sequentially, and AMR delivered solid results in a market environment where ferrous scrap prices dropped to levels not seen since 2016,” she added. “We kept a strong focus on our strategic priorities, delivering ahead of schedule the full run rate on the targeted productivity initiatives we announced last October, and achieving early benefits from the ongoing transition to our One Schnitzer model that we will be completing in the fall. In addition, effective working capital management enabled us to deliver strong operating cash flow and reduce our net debt. While the near-term environment remains subject to uncertainty, we are encouraged by the gradual re-start of economic activity in the U.S. and globally.”

The Company announced last quarter that it is transitioning from its multi-divisional organizational structure to a functionally-based, integrated operating model. This reflects the culmination of a multi-phase organizational development strategy over the last several years. The Company will consolidate its operations, sales, services and other functional capabilities at the enterprise level. This new structure will result in a more agile organization and solidify the productivity improvement and cost reduction initiatives announced at the start of this fiscal year that have been substantially implemented. The Company expects to complete this transition and report its financial results in a single operating segment in the first quarter of fiscal 2021.

Summary Results
($ in millions, except per share amounts)
	Quarter
	3Q20	2Q20	3Q19
Revenues	$403	$439	$547
Operating (loss) income	$(4)	$8	$24
Restructuring charges and other exit-related activities	3	5	—
Asset impairment charges	2	—	—
Charges for legacy environmental matters, net(1)	2	—	1
Business development costs	1	1	—
Charges related to the settlement of a wage and hour class action lawsuit	—	—	2
Adjusted operating income(2)	$4	$14	$27
Net (loss) income attributable to SSI shareholders	$(5)	$4	$16
Net (loss) income from continuing operations attributable to SSI shareholders	$(5)	$4	$16
Adjusted net income from continuing operations attributable to SSI shareholders(2)	$1	$9	$18
Diluted (loss) earnings per share attributable to SSI shareholders	$(0.18)	$0.14	$0.56
Diluted (loss) earnings per share from continuing operations attributable to SSI shareholders	$(0.18)	$0.14	$0.56
Adjusted diluted earnings per share from continuing operations attributable to SSI shareholders(2)	$0.05	$0.31	$0.65
(1)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year period has been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.

(2)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

Auto and Metals Recycling

Summary of Auto and Metals Recycling Results
($ in millions, except selling prices and data per ton)
	Quarter
	3Q20	2Q20	Change	3Q19	Change
Total revenues	$300	$338	(11)%	$429	(30)%

Ferrous revenues	$190	$222	(15)%	$280	(32)%
Ferrous volumes (LT, in thousands)	779	850	(8)%	938	(17)%
Avg. net ferrous sales prices ($/LT)(1)	$232	$253	(8)%	$293	(21)%

Nonferrous revenues	$79	$88	(10)%	$113	(30)%
Nonferrous volumes (pounds, in millions)(2)	111	113	(2)%	154	(28)%
Avg. net nonferrous sales prices ($/pound)(1)(2)	$0.54	$0.55	(2)%	$0.62	(13)%

Cars purchased (in thousands)	74	85	(13)%	102	(27)%

Operating income	$3	$19	(87)%	$29	(91)%
Operating income ($/LT)	$3	$23	(86)%	$31	(90)%

Adjusted operating income(3)	$5	$20	(76)%	$29	(84)%
Adjusted operating income ($/LT)	$6	$23	(74)%	$31	(80)%

LT = Long Ton, which is equivalent to 2,240 pounds
(1)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(2)	Excludes platinum group metals (PGMs) in catalytic converters.
(3)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

AMR achieved operating income in the third quarter of $3 million or $3 per ferrous ton and adjusted operating income of $5 million or $6 per ferrous ton, including an adverse impact from average inventory accounting of approximately $3 per ferrous ton. The COVID-19 pandemic resulted in an economic slowdown and ferrous selling prices fell sharply through mid-April before prices partially recovered in the second half of the quarter. Supply flows also declined significantly during the quarter amid the lower levels of economic activity. On a sequential basis, average ferrous selling prices and ferrous sales volumes both fell by 8%, while average nonferrous selling prices and sales volumes both decreased by 2%. AMR’s sequential performance also reflected higher revenues from retail sales and benefits from productivity initiatives implemented during FY20, which offset the sequential decline in the price of platinum group metal products.

Export customers accounted for 73% of total ferrous sales volumes for the quarter, with Bangladesh, Turkey and Vietnam representing the top export destinations for ferrous shipments.

Cascade Steel and Scrap

Summary of Cascade Steel and Scrap Results
($ in millions, except selling prices)
	Quarter
	3Q20	2Q20	Change	3Q19	Change
Steel revenues	$83	$86	(2)%	$97	(14)%
Recycling revenues	21	19	14%	25	(15)%
Total segment revenues(1)	$105	$104	—%	$121	(14)%

Operating income	$7	$4	97%	$8	(15)%

Finished steel average net sales price ($/ST)(2)	$633	$627	1%	$703	(10)%
Finished steel sales volumes (ST, in thousands)	124	129	(4)%	130	(4)%

Rolling mill utilization	91%	72%	26%	98%	(7)%

ST = Short Ton, which is equivalent to 2,000 pounds
(1)	May not foot due to rounding.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.

CSS achieved operating income in the third quarter of $7 million, compared to $4 million in the second quarter. On a sequential basis, operating performance benefited from margin expansion as a result of lower costs for steel-making raw materials, coupled with slightly higher average net selling prices for finished steel products. Finished steel sales volumes in the quarter were only 4% lower sequentially, as the impact on construction demand in our West Coast markets from COVID-19 was limited. Higher utilization and benefits from productivity initiatives also contributed to the sequentially improved operating performance.

Corporate Items

In the third quarter of fiscal 2020, consolidated financial performance included Corporate expense of $10 million and adjusted Corporate expense of $8 million, compared to $10 million and $9 million, respectively, in the second quarter of fiscal 2020. The Company’s effective tax rate for the third quarter of fiscal 2020 was a benefit of 28%.

The Company has substantially implemented ahead of schedule the productivity initiatives announced in October 2019 targeting realized benefits of $15 million in fiscal 2020 and annualized benefits of $20 million. Consolidated results in the third quarter reflected an estimated $6 million of benefits from these measures, with total benefits achieved through the first nine months of fiscal 2020 of approximately $12 million. In connection with ongoing productivity initiatives, the Company incurred restructuring charges and other exit-related costs of approximately $3 million in the quarter.

In the third quarter, the Company generated positive operating cash flow of $39 million. Total debt at the end of the quarter was $428 million and debt, net of cash, was $121 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). The Company has a revolving credit facility of $700 million and CAD$15 million which matures in 2023. In order to preserve financial flexibility in light of uncertainties resulting from the COVID-19 outbreak, during the quarter the Company increased its borrowings under the revolving credit facility by $250 million, contributing to its cash position of $308 million as of May 31, 2020.

During the third quarter, the Company returned capital to shareholders through its 105th consecutive quarterly dividend. Capital expenditures were $22 million in the quarter and $59 million year to date, including investments for advanced metal recovery technologies and other growth projects.

Analysts’ Conference Call: Third Quarter of Fiscal 2020

A conference call and slide presentation to discuss results will be held today, July 1, 2020, at 11:30 a.m. Eastern and will be hosted by Tamara L. Lundgren, Chairman and Chief Executive Officer, and Richard Peach, Executive Vice President, Chief Financial Officer and Chief Strategy Officer. The call and the slide presentation will be webcast and accessible on the Company’s website under Company > Investors > Event Calendar at www.schnitzersteel.com/events.

Summary financial data is provided in the following pages. The slide presentation and related materials will be available prior to the call on the above website.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC. FINANCIAL HIGHLIGHTS ($ in thousands) (Unaudited)
	For the Three Months Ended			For the Nine Months Ended
	May 31, 2020	February 29, 2020	May 31, 2019	May 31, 2020	May 31, 2019
REVENUES:

Auto and Metals Recycling:
Ferrous revenues	$189,783	$222,465	$280,362	$604,720	$836,662
Nonferrous revenues	78,858	87,901	112,785	256,571	316,450
Retail and other revenues	31,736	27,303	35,876	89,512	98,388
Total Auto and Metals Recycling revenues	300,377	337,669	429,023	950,803	1,251,500

Cascade Steel and Scrap:
Steel revenues(1)	83,414	85,539	96,626	246,278	271,988
Recycling revenues	21,136	18,620	24,805	56,697	70,227
Total Cascade Steel and Scrap revenues	104,550	104,159	121,431	302,975	342,215
Intercompany sales eliminations	(2,244)	(2,346)	(3,058)	(6,029)	(8,734)
Total revenues	$402,683	$439,482	$547,396	$1,247,749	$1,584,981

OPERATING (LOSS) INCOME:

AMR operating income	$2,503	$19,304	$29,189	$19,375	$73,947
CSS operating income	$6,931	$3,524	$8,116	$14,692	$25,802
Consolidated operating (loss) income	$(3,706)	$7,691	$24,459	$(3,925)	$66,184

Adjusted AMR operating income(2)	$4,730	$19,688	$29,189	$23,566	$74,010
CSS operating income	6,931	3,524	8,116	14,692	25,802
Adjusted segment operating income(2)	11,661	23,212	37,305	38,258	99,812
Adjusted corporate expense(2)	(7,542)	(9,198)	(9,670)	(24,757)	(28,802)
Intercompany eliminations	54	(36)	(269)	192	50
Adjusted operating income(2)	4,173	13,978	27,366	13,693	71,060
Restructuring charges and other exit-related activities	(2,710)	(4,633)	(75)	(7,810)	(813)
Asset impairment charges	(2,227)	(402)	—	(4,321)	(63)
Charges for legacy environmental matters, net(3)	(2,078)	(451)	(502)	(3,822)	(1,670)
Business development costs	(791)	(801)	—	(1,592)	—
Charges related to the settlement of a wage and hour class action lawsuit	(73)	—	(2,330)	(73)	(2,330)
Total operating (loss) income	$(3,706)	$7,691	$24,459	$(3,925)	$66,184
(1)	Steel revenues include primarily sales of finished steel products, semi-finished goods (billets) and manufacturing scrap.
(2)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.

SCHNITZER STEEL INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ in thousands, except per share amounts) (Unaudited)
	For the Three Months Ended			For the Nine Months Ended
	May 31, 2020	February 29, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Revenues	$402,683	$439,482	$547,396	$1,247,749	$1,584,981
Cost of goods sold	356,217	380,520	474,598	1,101,497	1,379,418
Selling, general and administrative	45,544	46,426	48,575	138,744	139,483
(Income) from joint ventures	(309)	(190)	(311)	(698)	(980)
Asset impairment charges	2,227	402	—	4,321	63
Restructuring charges and other exit-related activities	2,710	4,633	75	7,810	813
Operating (loss) income	(3,706)	7,691	24,459	(3,925)	66,184
Interest expense	(2,656)	(1,320)	(2,294)	(5,399)	(6,267)
Other (expense) income, net	(90)	(98)	29	18	373
(Loss) income from continuing operations before income taxes	(6,452)	6,273	22,194	(9,306)	60,290
Income tax benefit (expense)	1,804	(1,770)	(5,762)	2,568	(13,733)
(Loss) income from continuing operations	(4,648)	4,503	16,432	(6,738)	46,557
(Loss) income from discontinued operations, net of tax	(69)	1	8	(40)	(202)
Net (loss) income	(4,717)	4,504	16,440	(6,778)	46,355
Net income attributable to noncontrolling interests	(278)	(621)	(750)	(1,329)	(1,585)
Net (loss) income attributable to SSI shareholders	$(4,995)	$3,883	$15,690	$(8,107)	$44,770
Basic:
(Loss) income per share from continuing operations	$(0.18)	$0.14	$0.57	$(0.29)	$1.63
Net (loss) income per share	$(0.18)	$0.14	$0.57	$(0.29)	$1.63
Diluted:
(Loss) income per share from continuing operations	$(0.18)	$0.14	$0.56	$(0.29)	$1.60
Net (loss) income per share	$(0.18)	$0.14	$0.56	$(0.29)	$1.59
Weighted average number of common shares:
Basic	27,724	27,721	27,510	27,653	27,548
Diluted	27,724	28,139	28,074	27,653	28,184
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.5625	$0.5625

SCHNITZER STEEL INDUSTRIES, INC. SELECTED OPERATING STATISTICS (Unaudited)
				YTD
	1Q20	2Q20	3Q20	2020(1)
SSI Total Volumes(2)
Total ferrous volumes (LT, in thousands)	976	988	927	2,891
Total nonferrous volumes (pounds, in thousands)	144,176	124,342	122,913	391,431
Auto and Metals Recycling
Ferrous selling prices ($/LT)(3)
Domestic	$195	$243	$221	$221
Export	$229	$257	$236	$241
Average	$221	$253	$232	$236
Ferrous sales volume (LT, in thousands)
Domestic	247	275	213	734
Export	583	576	566	1,725
Total(4)	830	850	779	2,459
Nonferrous average price ($/pound)(3)(5)	$0.54	$0.55	$0.54	$0.54
Nonferrous sales volume (pounds, in thousands)(5)	131,501	112,765	111,028	355,294
Cars purchased (in thousands)(6)	83	85	74	242
Auto stores at period end	51	51	49	49
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(3)	$643	$627	$633	$634
Sales volume (ST, in thousands)
Rebar	83	86	85	254
Coiled products	29	42	39	110
Merchant bar and other	1	1	1	2
Finished steel products sold(4)	114	129	124	366
Rolling mill utilization(7)	85%	72%	91%	83%

Tons for recycled ferrous metal are LT (Long Ton, which is equivalent to 2,240 pounds) and for finished steel products are ST (Short Ton, which is equivalent to 2,000 pounds).

(1)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.
(2)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	May not foot due to rounding.
(5)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(6)	Cars purchased by auto parts stores only.
(7)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC. SELECTED OPERATING STATISTICS (Unaudited)
					Fiscal Year
	1Q19	2Q19	3Q19	4Q19	2019
SSI Total Volumes(1)
Total ferrous volumes (LT, in thousands)(2)	1,080	992	1,079	1,168	4,319
Total nonferrous volumes (pounds, in thousands)	166,977	154,571	169,912	175,874	667,334
Auto and Metals Recycling
Ferrous selling prices ($/LT)(3)
Domestic	$290	$286	$268	$232	$272
Export	$314	$288	$303	$281	$295
Average	$306	$287	$293	$270	$289
Ferrous sales volume (LT, in thousands)
Domestic	340	343	311	271	1,265
Export	579	515	627	754	2,475
Total(4)	919	858	938	1,024	3,739
Nonferrous average price ($/pound)(3)(5)	$0.59	$0.58	$0.62	$0.56	$0.59
Nonferrous sales volume (pounds, in thousands)(5)	152,869	141,307	153,936	160,182	608,294
Cars purchased (in thousands)(6)	94	89	102	101	386
Auto stores at period end	51	51	51	51	51
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(3)	$747	$737	$703	$675	$713
Sales volume (ST, in thousands)
Rebar	81	59	91	100	331
Coiled products(7)	37	34	39	32	143
Merchant bar and other	—	—	—	3	3
Finished steel products sold(4)(7)	119	94	130	134	478
Rolling mill utilization(8)	87%	76%	98%	90%	88%

Tons for recycled ferrous metal are LT (Long Ton, which is equivalent to 2,240 pounds) and for finished steel products are ST (Short Ton, which is equivalent to 2,000 pounds).

(1)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2)	Subsequent to the earnings release for the second quarter of fiscal 2019, total ferrous volumes for the second quarter of fiscal 2019 were revised to include an additional 35 thousand LT.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	May not foot due to rounding.
(5)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(6)	Cars purchased by auto parts stores only.
(7)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.
(8)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ($ in thousands) (Unaudited)
	May 31, 2020	August 31, 2019
Assets
Current assets:
Cash and cash equivalents	$307,655	$12,377
Accounts receivable, net	134,538	145,617
Inventories	161,543	187,320
Other current assets	49,491	120,974
Total current assets	653,227	466,288
Property, plant and equipment, net	459,312	456,400
Operating lease right-of-use assets	127,418	—
Goodwill and other assets	234,139	238,058
Total assets	$1,474,096	$1,160,746

Liabilities and Equity
Current liabilities:
Short-term borrowings	$1,401	$1,321
Operating lease liabilities	18,683	—
Other current liabilities	145,184	266,909
Total current liabilities	165,268	268,230
Long-term debt, net of current maturities	426,791	103,775
Operating lease liabilities, net of current maturities	111,963	—
Other long-term liabilities	95,727	87,445
Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	670,626	696,964
Noncontrolling interests	3,721	4,332
Total equity	674,347	701,296
Total liabilities and equity	$1,474,096	$1,160,746

Non-GAAP Financial Measures

This press release contains performance based on adjusted net (loss) income and adjusted diluted (loss) earnings per share from continuing operations attributable to SSI shareholders and adjusted consolidated operating (loss) income and AMR operating income as well as adjusted segment operating income and adjusted corporate expense which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for restructuring charges and other exit-related activities, asset impairment charges, charges for legacy environmental matters (net of recoveries), business development costs not related to ongoing operations, charges related to the settlement of a wage and hour class action lawsuit, and the income tax expense (benefit) allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Further, management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted consolidated operating (loss) income, adjusted AMR operating income, adjusted segment operating income and adjusted corporate expense
($ in millions)	For the Three Months Ended			For the Nine Months Ended
	May 31, 2020	February 29, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Consolidated operating (loss) income:
As reported	$(4)	$8	$24	$(4)	$66
Restructuring charges and other exit-related activities	3	5	—	8	1
Asset impairment charges	2	—	—	4	—
Charges for legacy environmental matters, net(1)	2	—	1	4	2
Business development costs	1	1	—	2	—
Charges related to the settlement of a wage and hour class action lawsuit	—	—	2	—	2
Adjusted(2)	$4	$14	$27	$14	$71

AMR operating income:
As reported	$3	$19	$29	$19	$74
Asset impairment charges	2	—	—	4	—
Adjusted(2)	$5	$20	$29	$24	$74

Segment operating income:
As reported	$9	$23	$37	$34	$100
AMR asset impairment charges	2	—	—	4	—
Adjusted(2)	$12	$23	$37	$38	$100

Corporate expense:
As reported	$10	$10	$13	$30	$33
Charges for legacy environmental matters, net(1)	(2)	—	(1)	(4)	(2)
Business development costs	(1)	(1)	—	(2)	—
Charges related to the settlement of a wage and hour class action lawsuit	—	—	(2)	—	(2)
Asset impairment charges	—	—	—	—	—
Adjusted(2)	$8	$9	$10	$25	$29

Reconciliation of adjusted net (loss) income from continuing operations attributable to SSI shareholders
($ in millions)	Quarter
	3Q20	2Q20	3Q19
Net (loss) income from continuing operations attributable to SSI shareholders:
As reported	$(5)	$4	$16
Restructuring charges and other exit-related activities	3	5	—
Asset impairment charges	2	—	—
Charges for legacy environmental matters, net(1)	2	—	1
Business development costs	1	1	—
Charges related to the settlement of a wage and hour class action lawsuit	—	—	2
Income tax benefit allocated to adjustments(3)	(2)	(1)	—
Adjusted(2)	$1	$9	$18
Reconciliation of diluted (loss) earnings per share from continuing operations attributable to SSI shareholders
($ per share)
	Quarter
	3Q20	2Q20	3Q19
Diluted (loss) earnings per share from continuing operations attributable to SSI shareholders:
As reported	$(0.18)	$0.14	$0.56
Restructuring charges and other exit-related activities	0.10	0.16	—
Asset impairment charges	0.08	0.01	—
Charges for legacy environmental matters, net(1)	0.07	0.02	0.02
Business development costs	0.03	0.03	—
Charges related to the settlement of a wage and hour class action lawsuit	—	—	0.08
Income tax benefit allocated to adjustments(3)	(0.06)	(0.05)	(0.01)
Adjusted(2)	$0.05	$0.31	$0.65
(1)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.

(2)	May not foot due to rounding.
(3)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted net income (loss) from continuing operations attributable to SSI shareholders and diluted earnings (loss) per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

Reconciliation of debt, net of cash
($ in thousands)
	May 31, 2020	February 29, 2020	August 31, 2019
Short-term borrowings	$1,401	$1,411	$1,321
Long-term debt, net of current maturities	426,791	140,521	103,775
Total debt	428,192	141,932	105,096
Less: cash and cash equivalents	307,655	10,326	12,377
Total debt, net of cash	$120,537	$131,606	$92,719

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the impact of pandemics, epidemics or other public health emergencies, such as the coronavirus disease 2019 (COVID-19) pandemic; the realization of deferred tax assets; planned capital expenditures; liquidity positions; our ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the impact of pandemics, epidemics or other public health emergencies, such as the coronavirus disease 2019 (COVID-19) pandemic; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to realize or delays in realizing expected benefits from investments in technology; inability to renew facility leases; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of consolidation in the steel industry; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; inability to obtain or renew business licenses and permits; compliance with climate change and greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com